UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2024

INTERCONTINENTAL EXCHANGE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36198	46-2286804
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (770) 857-4700

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	ICE	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

On February 28, 2024, Intercontinental Exchange, Inc. (“ICE”) issued a press release announcing the expiration of the Consent Solicitation and that it had received the requisite consents in the solicitation of consents (the “Consent Solicitation”) from eligible holders of the 3.625% Senior Notes due 2028 (the “BK Notes”) issued by Black Knight InfoServ, LLC, a wholly-owned subsidiary of ICE (“BK”). A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as may be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

As previously announced, on February 20, 2024, ICE commenced the Consent Solicitation to amend the BK Indenture (as defined below) to eliminate (a) the covenant to furnish certain reports, documents and information to holders of the BK Notes and the trustee under the BK Indenture (the “Reporting Covenant Proposed Amendment”) and (b) substantially all of the other restrictive covenants and all of the events of default, other than payment-related and guarantee-related events of default (the “Other Proposed Amendments” and, together with the Reporting Covenant Proposed Amendment, the “Proposed Amendments”).

The Consent Solicitation expired at 5:00 p.m., New York City time, on February 28, 2024 (the “Expiration Date”). As of the Expiration Date, ICE, on behalf of BK, had received valid consents from holders of approximately 95% of the outstanding aggregate principal amount of the BK Notes, which was sufficient to approve the Proposed Amendments. As a result of receiving the requisite consents to the Proposed Amendments to the Indenture, on February 28, 2024, BK entered into a First Supplemental Indenture (the “Supplemental Indenture”) among BK, the guarantors party thereto and Computershare Trust Company, N.A., as trustee (the “Trustee”), to that certain Indenture, dated as of August 26, 2020 (the “BK Indenture”), among BK, the guarantors party thereto and the Trustee.

The Supplemental Indenture was effective upon execution. The Reporting Covenant Proposed Amendment became operative on February 29, 2024, the date that ICE deposited with the Depository Trust Company the amount of cash necessary to pay the cash consideration to each holder whose consents were validly delivered and not validly revoked prior to the Expiration Date. The Other Proposed Amendments will take effect on the date ICE completes a private exchange offer (the “Private Exchange Offer”) to exchange existing BK Notes for new senior notes issued by ICE (the “ICE Notes”). If commenced, neither the Private Exchange Offer nor the ICE Notes offered thereby in exchange for the BK Notes will be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. The Private Exchange Offer, if commenced, will be made only to the holders of BK Notes who are, and the ICE Notes will be offered for exchange only to, (1) qualified institutional buyers as defined in Rule 144A under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and (2) a person or entity outside the United States that is not, and is not acting for the account or benefit of, a U.S. person (as defined in Rule 902 under the Securities Act) in reliance upon Regulation S under the Securities Act and, in each case, if the holder is in the European Economic Area or the United Kingdom, such holder is a “non-U.S. qualified offeree.”

The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is filed as Exhibits 4.1 to this Current Report on Form 8-K and incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	First Supplemental Indenture, dated February 28, 2024, among Black Knight InfoServ, LLC, the guarantors party thereto and Computershare Trust Company, N.A.

99.1	Press Release dated February 28, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2024	INTERCONTINENTAL EXCHANGE, INC.

	By:	/s/ Andrew J. Surdykowski
Andrew J. Surdykowski
General Counsel